Exhibit 10.14

CFO Consulting Agreement

This CFO consulting agreement (the “Agreement”) is made and entered on this day August 1, 2024 (the “Effective Date”) by and between Ledger Pros LLC, d/b/a Ledger Folios (hereinafter referred to as the “Consultant”) and Aether Holdings, Inc. (hereinafter referred to as the “Client”).

1.	Services

The Consultant will assist the Client with financial management and accounting services that include, but are not limited to:

Advise on technical accounting matters related to the proposed IPO transactions

Represent the Client in meetings with auditors, bankers, other parties, as deemed necessary by Client. Review the SEC forms and any other documents including the financial information presented

Any other matters or assignments from time to time

The scope of services will be subject to change from time to time as agreed to between the Consultant and the Client. The services will be rendered from the Consultant’s location. The Consultant will perform the services in a competent and professional manner. The Consultant will comply with applicable laws.

2.	Compensation and Reimbursement

For Services rendered by Consultant under this Agreement, the Client shall pay Consultant at the rate of $72,000 on an annual basis for each twelve (12) month period of service under this Agreement on a pro-rated basis and payable monthly. The Consultant agrees to invoice the Client monthly, and the Client agrees to pay the Consultant within 15 days from the invoice date. The Client agrees to reimburse the Consultant for all out of pocket and travel related expenses that are incurred with the performance of this agreement. The Consultant will maintain adequate documentation and records to support all costs invoiced to the Client including receipts for travel related expenses.

3.	Term and Termination

This agreement will commence on the effective date set forth and continue for a period of one year from the effective date unless terminated earlier. Either party may terminate this agreement at any time upon thirty (30) day notification. Upon termination, the Consultant shall be entitled to receive compensation and reimbursement for any work accrued, but not paid by the Client. The Client may at its option agree to renew, extend and revise this agreement prior to its expiration.

4.	Confidential Information

Both parties acknowledge that there is an exchange of confidential and proprietary information associated with this agreement. Confidential and proprietary information may include documents, communications, plans, processes, formulations, data, know-how, financial information, techniques, methods, customers, suppliers, partners, patents, trademarks, designs, and other forms of tangible or intangible artifacts owned by the Client. Confidential and proprietary information does not include information within the public domain, information that has been publicly known prior to the execution of this agreement, or information that the Consultant developed independent of any confidential information.

The Consultant will not divulge, disseminate, publish or otherwise disclose any information without the prior consent of the Client. The Consultant will not use any information for purposes other than the performance of services described in this agreement. The Client agrees to not disclose confidential information to the Consultant except to the extent that the Consultant requires this information to fulfill the obligations within this agreement.

5.	Indemnification

Notwithstanding other provisions of this agreement, the Client shall indemnify, defend and hold harmless the Consultant against claims, liabilities, damages, losses or other obligations which may arise from this agreement.

6.	Relationship of Parties

The parties agree that this agreement creates an independent contractor relationship, not an employment relationship. Neither party is, nor shall claim to be, a legal agent, representative, partner, or employee of the other, and neither shall have the right or authority to contract in the name of the other, nor shall it assume or create any obligations, debts, accounts or liabilities for the other.

7.	Role of the Consultant

The Consultant will not make management decisions on behalf of the Client. The role of the Consultant shall be advisory in nature with no perceived conflicts of interest prior to, during or after the engagement with the Client. This role will also extend to any third parties that the Consultant may use during the course of the engagement.

8.	Miscellaneous

(a) Governing Law. The validity, interpretation, construction and performance of this Agreement, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the state of New Jersey, without giving effect to principles of conflicts of law.

(b) Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written, between them relating to the subject matter hereof.

(c) Amendments and Waivers. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.

(d) Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The Client may assign any of its rights and obligations under this Agreement. No other party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Client.

(e) Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Client’s books and records.

(f) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(g) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(h) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution of a facsimile or scanned copy will have the same force and effect as execution of an original, and a facsimile or scanned signature will be deemed an original and valid signature.

(i) Electronic Delivery. The Client may, in its sole discretion, decide to deliver any documents related to this Agreement or any notices required by applicable law or the Client’s Certificate of Incorporation or Bylaws by email or any other electronic means. Consultant hereby consents to (i) conduct business electronically, (ii) receive such documents and notices by such electronic delivery and (iii) sign documents electronically and agrees to participate through an on-line or electronic system established and maintained by the Client or a third party designated by the Client.

The parties have executed this Agreement as of the date first written above.

THE CLIENT:

AETHER HOLDINGS, INC.

BY:

/s/ Nicholas Lin
Date: August 1, 2024
Name: Nicholas Lin Title: Director
Address: 1120 Old Country Road, Suite 203,
Plainview, NY 11803

CONSULTANT:

BY:

/s/ Suresh R. Iyer
Date: August 1, 2024
Ledger PROS LLC
Name: Suresh R. Iyer
Title: President
Address: 125 Thoreau Dr.
Plainsboro, NJ 08536